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                                                                                         Exhibit 12
                                 GENERAL ELECTRIC COMPANY
                            RATIO OF EARNINGS TO FIXED CHARGES

                                                                 Year ended December 31
(Dollars in millions)                            -----------------------------------------------
                                                  1989       1990      1991       1992      1993
                                                  ----       ----      ----       ----      ----
GE except GECS
- --------------
"Earnings" /1/                                 $ 4,848    $ 5,225   $ 5,383    $ 5,750  $  5,751
Less:  Equity in undistributed earnings
       of General Electric Capital
       Services, Inc. /2/                         (927)      (744)     (925)      (999)   (1,197)
Plus:  Interest and other financial
       charges included in expense                 738        962       893        768       525
       One-third of rental expense /3/             201        207       225        228       212
                                               -------    -------   -------    -------  --------
Adjusted "earnings"                            $ 4,860    $ 5,650   $ 5,576    $ 5,747  $  5,291
                                               =======    =======   =======    =======  ========

Fixed Charges:
  Interest and other financial charges         $   738    $   962   $   893    $   768   $   525
  Interest capitalized                              34         26        33         29        21
  One-third of rental expense /3/                  201        207       225        228       212
                                               -------    -------   -------    -------  --------
Total fixed charges                            $   973    $ 1,195   $ 1,151    $ 1,025   $   758
                                               =======    =======   =======    =======  ========
Ratio of earnings to fixed charges                4.99       4.73      4.84       5.61      6.98
                                               =======    =======   =======    =======  ========

General Electric Company and consolidated
  affiliates
- -----------------------------------------
"Earnings" /1/                                 $ 5,105    $ 5,567   $ 5,798    $ 6,326   $ 6,726
Plus:  Interest and other financial
       charges included in expense               6,763      7,498     7,455      6,908     7,031
       One-third of rental expense /3/             246        260       281        338       378
                                               -------    -------   -------    -------  --------
Adjusted "earnings"                            $12,114    $13,325   $13,534    $13,572   $14,135
                                               =======    =======   =======    =======  ========

Fixed Charges:
  Interest and other financial charges         $ 6,763    $ 7,498   $ 7,455    $ 6,908   $ 7,031
  Interest capitalized                              47         46        41         35        26
  One-third of rental expense /3/                  246        260       281        338       378
                                               -------    -------   -------    -------  --------
    Total fixed charges                        $ 7,056    $ 7,804   $ 7,777    $ 7,281   $ 7,435
                                               =======    =======   =======    =======  ========
    Ratio of earnings to fixed charges            1.72       1.71      1.74       1.86      1.90
                                               =======    =======   =======    =======  ========

/1/ Earnings for all years consist of earnings from continuing operations before income taxes and minority interest. For 1991 and 1993, earnings are before cumulative effects of changes in accounting principle.
/2/ Earnings for all years consist of earnings after income taxes.  For 1991, earnings are before cumulative effect of change in accounting principle.
/3/ Considered to be representative of interest factor in rental expense.

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